FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Third Quarter 2021 Financial Results

HANOVER, Md. - September 2, 2021 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal third quarter ended July 31, 2021.

•Q3 Revenue: $988.1 million

•Q3 Net Income per Share: $1.52 GAAP; $0.92 adjusted (non-GAAP)

•Share Repurchases: Repurchased approximately 0.5 million shares of common stock for an aggregate price of $26.0 million during the quarter

“We delivered outstanding fiscal third quarter results that reflect continued momentum in our business as well as our differentiated position in the market,” said Gary Smith, president and CEO of Ciena. “These results combined with a robust demand environment give us confidence that we will deliver our expected strong second half performance.”

For the fiscal third quarter 2021, Ciena reported revenue of $988.1 million as compared to $976.7 million for the fiscal third quarter 2020.

Ciena's GAAP net income for the fiscal third quarter 2021 was $238.2 million, or $1.52 per diluted common share, which compares to a GAAP net income of $142.3 million, or $0.91 per diluted common share, for the fiscal third quarter 2020. Ciena's GAAP net income for the third quarter of 2021 benefited from the recording of a $124.2 million tax benefit related to an internal transfer of non-U.S. intangible assets. See APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures for more information and a reconciliation of our adjusted (non-GAAP) net income which excludes the effect of these amounts.

Ciena's adjusted (non-GAAP) net income for the fiscal third quarter 2021 was $144.9 million, or $0.92 per diluted common share, which compares to an adjusted (non-GAAP) net income of $166.4 million, or $1.06 per diluted common share, for the fiscal third quarter 2020.

Fiscal Third Quarter 2021 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results
	Q3	Q3
	FY 2021	FY 2020	Y-T-Y*
Revenue	$988.1	$976.7	1.2%
Gross margin	48.0%	47.6%	0.4%
Operating expense	$326.0	$276.6	17.9%
Operating margin	15.0%	19.3%	(4.3)%

	Non-GAAP Results
	Q3	Q3
	FY 2021	FY 2020	Y-T-Y*
Revenue	$988.1	$976.7	1.2%
Adj. gross margin	48.5%	48.2%	0.3%
Adj. operating expense	$290.4	$251.2	15.6%
Adj. operating margin	19.1%	22.4%	(3.3)%
Adj. EBITDA	$213.7	$241.1	(11.4)%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q3 FY 2021		Q3 FY 2020
	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$712.9	72.1	$722.5	74.0
Routing and Switching (1)	69.7	7.1	79.8	8.1
Total Networking Platforms	782.6	79.2	802.3	82.1

Platform Software and Services	56.9	5.8	46.4	4.8

Blue Planet Automation Software and Services	16.6	1.7	11.3	1.1

Global Services
Maintenance Support and Training	74.0	7.5	69.1	7.1
Installation and Deployment	46.7	4.7	39.8	4.1
Consulting and Network Design	11.3	1.1	7.8	0.8
Total Global Services	132.0	13.3	116.7	12.0

Total	$988.1	100.0	$976.7	100.0
** Denotes % of total revenue
(1) Ciena renamed its former “Packet Networking” product line “Routing and Switching” effective as of the beginning of fiscal 2021. This change, affecting only the presentation of such information, was made on a prospective basis and does not impact comparability of previous financial results or the composition of this product category.

Additional Performance Metrics for Fiscal Third Quarter 2021

	Revenue by Geographic Region
	Q3 FY 2021		Q3 FY 2020
	Revenue	% **	Revenue	% **
Americas	$692.8	70.1	$713.3	73.0
Europe, Middle East and Africa	189.2	19.2	162.5	16.6
Asia Pacific	106.1	10.7	100.9	10.4
Total	$988.1	100.0	$976.7	100.0
** Denotes % of total revenue
•Three 10%-plus customers represented a total of 37.5% of revenue
•Cash and investments totaled $1.5 billion
•Cash flow from operations totaled $69.1 million
•Average days' sales outstanding (DSOs) were 89
•Accounts receivable, net balance was $878.2 million
•Unbilled contract asset, net balance was $98.8 million
•Inventories totaled $370.2 million, including:
◦Raw materials: $139.3 million
◦Work in process: $10.6 million
◦Finished goods: $204.6 million
◦Deferred cost of sales: $53.8 million
◦Reserve for excess and obsolescence: $(38.1) million
•Product inventory turns were 4.5
•Headcount totaled 7,251

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Third Quarter 2021 Results
Today, Thursday, September 2, 2021, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website an accompanying investor presentation for its unaudited fiscal third quarter 2021 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission ("SEC") filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include:

“We delivered outstanding fiscal third quarter results that reflect continued momentum in our business as well as our differentiated position in the market” and "These results combined with a robust demand environment give us confidence that we will deliver our expected strong second half performance.”

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute successfully our business and growth strategies; the duration and severity of the COVID-19 pandemic and its impact on macroeconomic conditions, economic activity, demand for our technology solutions, short- and long-term changes in customer or end user needs, continuity of supply chain, our business operations, liquidity, and financial results; changes in network spending or network strategy by customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions; changes in foreign currency exchange rates affecting revenue and operating expense; factors beyond our control such as natural disasters, acts of war or terrorism, and public health emergencies; the impact of the Tax Cuts and Jobs Act; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; changes in estimates of prospective income tax rates and any adjustments to Ciena's provisional estimates whether related to further guidance, analysis or otherwise; and the other risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on December 18, 2020 and included in its Quarterly Report on Form 10-Q for the third quarter of fiscal 2021 to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a networking systems, services and software company. We provide solutions that help our customers create the Adaptive Network™ in response to the constantly changing demands of their users. By delivering best-in-class networking technology through high-touch consultative relationships, we build the world’s most agile networks with automation, openness and scale. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	July 31,	August 1,	July 31,	August 1,
	2021	2020	2021	2020
Revenue:
Products	$804,414	$819,022	$2,071,677	$2,246,129
Services	183,727	157,690	507,521	457,548
Total revenue	988,141	976,712	2,579,198	2,703,677
Cost of goods sold:
Products	420,236	436,227	1,074,935	1,230,378
Services	93,355	75,804	259,403	224,757
Total cost of goods sold	513,591	512,031	1,334,338	1,455,135
Gross profit	474,550	464,681	1,244,860	1,248,542
Operating expenses:
Research and development	146,225	130,221	389,212	392,651
Selling and marketing	114,924	94,763	322,589	303,043
General and administrative	48,863	41,635	132,491	126,133
Significant asset impairments and restructuring costs	9,789	6,515	23,865	14,798
Amortization of intangible assets	5,967	5,840	17,896	17,532
Acquisition and integration costs (recoveries)	259	(2,329)	860	904
Total operating expenses	326,027	276,645	886,913	855,061
Income from operations	148,523	188,036	357,947	393,481
Interest and other income (loss), net	795	232	(1,600)	1,213
Interest expense	(7,776)	(7,251)	(22,921)	(23,926)
Loss on extinguishment and modification of debt	—	—	—	(646)
Income before income taxes	141,542	181,017	333,426	370,122
Provision (benefit) for income taxes	(96,690)	38,750	(63,271)	73,872
Net income	$238,232	$142,267	$396,697	$296,250

Net Income per Common Share
Basic net income per common share	$1.53	$0.92	$2.55	$1.92
Diluted net income per potential common share	$1.52	$0.91	$2.53	$1.90

Weighted average basic common shares outstanding	155,271	154,184	155,277	154,136
Weighted average dilutive potential common shares outstanding [1]	156,744	156,318	156,742	155,741

1 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share for the third quarter of fiscal 2021 includes 1.5 million shares underlying certain stock option and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share for the first nine months of fiscal 2021 includes 1.5 million shares underlying certain stock option and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share for the third quarter of fiscal 2020 includes 2.1 million shares underlying certain stock option and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share for the first nine months of fiscal 2020 includes 1.6 million shares underlying certain stock option and stock unit awards.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	July 31, 2021	October 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,230,441	$1,088,624
Short-term investments	182,010	150,667
Accounts receivable, net	878,229	719,405
Inventories	370,170	344,379
Prepaid expenses and other	323,283	308,084
Total current assets	2,984,133	2,611,159
Long-term investments	60,888	82,226
Equipment, building, furniture and fixtures, net	288,937	272,377
Operating lease right-of-use assets	48,937	57,026
Goodwill	311,569	310,847
Other intangible assets, net	73,974	96,647
Deferred tax asset, net	784,702	647,805
Other long-term assets	102,728	102,830
Total assets	$4,655,868	$4,180,917
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$301,606	$291,904
Accrued liabilities and other short-term obligations	373,291	334,132
Deferred revenue	126,179	108,700
Operating lease liabilities	19,085	19,035
Current portion of long-term debt	6,930	6,930
Total current liabilities	827,091	760,701
Long-term deferred revenue	57,720	49,663
Other long-term obligations	123,731	123,185
Long-term operating lease liabilities	51,235	61,415
Long-term debt, net	671,855	676,356
Total liabilities	$1,731,632	$1,671,320
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 155,103,315 and 154,563,005 shares issued and outstanding	1,551	1,546
Additional paid-in capital	6,815,946	6,826,531
Accumulated other comprehensive loss	(4,630)	(35,358)
Accumulated deficit	(3,888,631)	(4,283,122)
Total stockholders’ equity	2,924,236	2,509,597
Total liabilities and stockholders’ equity	$4,655,868	$4,180,917

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Nine Months Ended
	July 31,	August 1,
	2021	2020
Cash flows provided by operating activities:
Net income	$396,697	$296,250
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	71,918	70,370
Share-based compensation costs	62,970	50,838
Amortization of intangible assets	27,341	29,035
Deferred taxes	(139,543)	57,636
Provision for inventory excess and obsolescence	13,460	20,176
Provision for warranty	12,726	19,172
Other	6,350	15,085
Changes in assets and liabilities:
Accounts receivable	(163,149)	(6,688)
Inventories	(38,821)	(39,568)
Prepaid expenses and other	(17,272)	(52,945)
Operating lease right-of-use assets	12,340	12,816
Accounts payable, accruals and other obligations	31,388	(131,647)
Deferred revenue	24,969	(19,039)
Short and long-term operating lease liabilities	(14,618)	(15,132)
Net cash provided by operating activities	286,756	306,359
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(67,290)	(61,333)
Purchase of available for sale securities	(132,895)	(39,859)
Proceeds from maturities of available for sale securities	122,063	90,000
Settlement of foreign currency forward contracts, net	7,326	3,067
Acquisition of business, net of cash acquired	—	(28,300)
Proceeds from sale of equity investment	4,678	—
Net cash used in investing activities	(66,118)	(36,425)
Cash flows used in financing activities:
Payment of long term debt	(5,197)	(3,465)
Payment of debt issuance costs	—	(382)
Payment of finance lease obligations	(2,243)	(2,030)
Shares repurchased for tax withholdings on vesting of restricted stock units	(36,484)	(26,328)
Repurchases of common stock - repurchase program	(64,555)	(74,535)
Proceeds from issuance of common stock	28,289	27,986
Net cash used in financing activities	(80,190)	(78,754)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,344	(1,526)
Net increase in cash, cash equivalents and restricted cash	141,792	189,654
Cash, cash equivalents and restricted cash at beginning of period	1,088,708	904,161
Cash, cash equivalents and restricted cash at end of period	$1,230,500	$1,093,815
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$22,392	$25,278
Cash paid during the period for income taxes, net	$46,165	$41,316
Operating lease payments	$16,162	$16,762
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$5,517	$4,200
Repurchase of common stock in accrued liabilities from repurchase program	$800	$—
Operating lease right-of-use assets subject to lease liability	$4,182	$11,404

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures
(in thousands, except per share data) (unaudited)

	Quarter Ended
	July 31,	August 1,
	2021	2020
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$474,550	$464,681
Share-based compensation-products	1,037	960
Share-based compensation-services	1,315	1,007
Canadian Emergency Wage Subsidy-products	(94)	—
Canadian Emergency Wage Subsidy-services	(47)	—
Amortization of intangible assets	2,857	3,834
Total adjustments related to gross profit	5,068	5,801
Adjusted (non-GAAP) gross profit	$479,618	$470,482
Adjusted (non-GAAP) gross profit percentage	48.5%	48.2%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$326,027	$276,645
Share-based compensation-research and development	5,541	4,286
Share-based compensation-sales and marketing	6,534	5,180
Share-based compensation-general and administrative	8,237	5,940
Canadian Emergency Wage Subsidy-research and development	(596)	—
Canadian Emergency Wage Subsidy-sales and marketing	(53)	—
Canadian Emergency Wage Subsidy-general and administrative	(46)	—
Significant asset impairments and restructuring costs	9,789	6,515
Amortization of intangible assets	5,967	5,840
Acquisition and integration costs (recoveries)	259	(2,329)
Total adjustments related to operating expense	35,632	25,432
Adjusted (non-GAAP) operating expense	$290,395	$251,213

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$148,523	$188,036
Total adjustments related to gross profit	5,068	5,801
Total adjustments related to operating expense	35,632	25,432
Total adjustments related to income from operations	40,700	31,233
Adjusted (non-GAAP) income from operations	$189,223	$219,269
Adjusted (non-GAAP) operating margin percentage	19.1%	22.4%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$238,232	$142,267
Exclude GAAP provision (benefit) for income taxes	(96,690)	38,750
Income before income taxes	141,542	181,017
Total adjustments related to income from operations	40,700	31,233
Adjusted income before income taxes	182,242	212,250
Non-GAAP tax provision on adjusted income before income taxes	37,360	45,846
Adjusted (non-GAAP) net income	$144,882	$166,404

Weighted average basic common shares outstanding	155,271	154,184
Weighted average dilutive potential common shares outstanding [1]	156,744	156,318

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures
(in thousands, except per share data) (unaudited)

	Quarter Ended
	July 31,	August 1,
	2021	2020
Net Income per Common Share
GAAP diluted net income per common share	$1.52	$0.91
Adjusted (non-GAAP) diluted net income per potential common share	$0.92	$1.06

1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share for the third quarter of fiscal 2021 includes 1.5 million shares underlying certain stock option and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share for the third quarter of fiscal 2020 includes 2.1 million shares underlying certain stock option and stock unit awards.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)
(in thousands) (unaudited)

	Quarter Ended
	July 31,	August 1,
	2021	2020
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$238,232	$142,267
Add: Interest expense	7,776	7,251
Less: Interest and other income, net	795	232
Add: Provision (benefit) for income taxes	(96,690)	38,750
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	24,623	21,989
Add: Amortization of intangible assets	8,824	9,674
EBITDA	$181,970	$219,699
Less: Canadian Emergency Wage Subsidy	836	—
Add: Share-based compensation cost	22,471	17,259
Add: Significant asset impairments and restructuring costs	9,789	6,515
Add: Acquisition and integration costs (recoveries)	259	(2,329)
Adjusted EBITDA	$213,653	$241,144
* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Canadian Emergency Wage Subsidy - a program introduced by the Government of Canada to offset a portion of employee wages for a limited period in response to COVID-19 outbreak.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities and the redesign of business processes.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.
•Acquisition and integration costs (recoveries) - includes costs and recoveries of acquisition consideration and compensation associated with a three-year earn-out arrangement related to the DonRiver acquisition in fiscal 2018. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 20.5% for the third fiscal quarter of 2021 and 21.6% for the third fiscal quarter of 2020. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy. Ciena's GAAP tax provision for the third quarter of 2021 benefited from recording a $124.2 million tax benefit related to an internal transfer of non-U.S. intangible assets that was recognized as a result of the step-up in basis of such rights for tax purposes. The Non-GAAP tax provision for the periods presented do not include this tax benefit or the corresponding deferred tax asset.